                                                                       EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT, dated this _____ day of ________, 1998 (the "Agreement"), by and among those investors set forth on Schedule A (the "Modtech Stockholders"), and on Schedule B (the "SPI Stockholders"), and Modtech Holdings, Inc., a Delaware corporation (the "Company"). The Modtech Stockholders and the SPI Stockholders are sometimes collectively referred to in this Agreement as "Holders" or "Investors".

        1. Background. Modtech, Inc. and SPI Holdings, Inc. entered into an Agreement and Plan of Reorganization and Merger dated as of September 28, 1998 (the "Merger Agreement"). The Investors are, or are comprised of, persons who are or may be considered "affiliates" of the parties to the Merger Agreement, as that term is defined in Rule 144. Investors have received certain shares of the Company's common stock ("Registrable Securities") pursuant to the Merger Agreement. The Merger Agreement provided that Investors shall have certain Registration Rights. This Agreement sets forth the Registration Rights granted to the Investors pursuant to the Merger Agreement.

        2. Registration under Securities Act

                2.1 Company Registration.

                (a) Subject to the limitations set forth herein, if at any time after the completion of the Mergers (as defined in the Merger Agreement) the Company shall determine to register, pursuant to the Act, any of its equity securities for its own account other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                        (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                        (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, subject to the limitations of Sections 2.1(b) and 2.1(c) below, all the Registrable Securities specified in a written request or requests (the "Requested Securities"), made by the Holders within [twenty-five (25) days] after receipt of the written notice from the Company described in clause (i) above. Except as otherwise limited, such written request may specify all or a part of the Holders' Registrable Securities. The Company is not required to include the Registrable Securities among the securities covered by the registration statement if (i) the requests of the Holders cover, in the aggregate, less than $1,000,000 in market value determined as of the date of the request; or (ii) the Board of Directors of the Company, or the representative of the underwriters, determines in good faith that including the Registrable Securities held by any Holder among the securities covered by the registration statement would have a materially detrimental effect on the offering and would therefore not be in the best interest of the Company.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration (other than any Holder that elects not to participate in such underwriting) (together with the Company, and any other stockholders entitled to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the representative determines in its reasonable opinion that marketing factors require a limitation on the number of shares to be underwritten, the representative may exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all Holders of Requested Securities, and the number of the Requested Securities that are entitled to be included in the registration and underwriting shall be allocated in accordance with subsection (c) of this Section 2.1. If any of the Holders disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                (c) Number and Transferability.

                        (A) In each registration statement in which Requested Securities may be included (the "Allocated Shares") until the Modtech Stockholders have sold 2,300,000 shares of Registrable Securities after the date hereof pursuant to an exemption from the registration provisions of the Act or a registration statement, the number of shares to be registered on behalf of the Investors shall be allocated between the SPI Investors as a group and the Modtech Stockholders as a group as follows:

                        (i) The Modtech Stockholders shall be entitled to sell
                42.5% of the Allocated Shares;

                        (ii) The SPI Stockholders shall be entitled to sell 7.5%
                of the Allocated Shares; and

                        (iii) the remaining 50% of the Allocated Shares shall
                consist of the Requested Securities of both SPI Stockholders and Modtech Stockholders, on a pro rata basis in accordance with their respective ownership of Registrable Securities.

                        (B) In all subsequent registration statements, afer the conditions set forth in Section 2.1 (c) (A) have been met until such time as the SPI Stockholders have sold 750,000 shares of Registrable Securities after the date hereof, the number of shares to be registered on behalf of the Investors shall be allocated between the SPI Stockholders as a group and the Modtech Stockholders as a group as follows:

                        (i) The SPI Stockholders shall be entitled to sell 42.5%
                of the Allocated Shares;

                        (ii) The Modtech Stockholders shall be entitled to sell
                7.5% of the Allocated Shares; and

                        (iii) the remaining 50% of the Allocated Shares shall
                consist of the Requested Securities of both SPI Stockholders and Modtech Stockholders, on a pro-rata basis.

                Subject to Section 2.7, each of the Holders shall be entitled to have its Registrable Securities included in one or more registrations on the same basis as and pursuant to this Section 2.1, until such Holder is no longer subject to the terms of Rule 145 promulgated under the Act.

                (d) The Company shall have priority over any and all of the Holders with respect to the inclusion of shares in each registration that is subject to this Agreement, and in no event shall the Company be required to reduce or limit the number of newly issued shares of its Common Stock to be covered by any registration statement for the purpose of permitting the Registrable Securities of any Holder to be included in the registration.

                2.2 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered shall be borne proportionately on the basis of the number of their shares so registered; provided, however, that a Holder shall reimburse the Company for any Registration Expenses attributable to such Holder's Requested Securities if such Holder requests the withdrawal of a request for registration.

                2.3 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. The Company alone shall determine and control all decisions concerning any registration of the Company's securities which might give rise to the registration rights granted in this Agreement, including any registration in which Shares of any Holders of Registrable Securities are to be included. The Company's exclusive right to make decisions shall include, without limitation, the decision as to whether to use underwriters, the selection of underwriters and arrangements therewith, the size, timing and other terms of any offering, the provisions of the registration statements and prospectuses and all supplements and amendments thereto, the selection of accountants and attorneys for the Company, and the states in which the sale of Shares shall occur and be registered or qualified for sale. At its expense, the Company will:

                (a) keep such registration effective for a period of ninety (90) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep each registration statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the Holders thereof set forth in such registration statement or supplement to the Prospectus; the Company shall be deemed to have used its best efforts to keep a registration statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period if the actions taken by the Company were in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of subsection
(f) of this Section 2.3, if applicable;

                (c) notify the selling Holders of Registrable Securities promptly, and (if requested by any such person or entity) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the registration statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                (d) furnish to each selling Holder of Registrable Securities, without charge, as many copies of the registration statement, Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling Holder of Registrable Securities may reasonably request;

                (e) prior to any public offering of the Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the registration statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject; and

                (f) upon the occurrence of any event contemplated by subsection
(b) of this Section 2.3, prepare a supplement or post-effective amendment to the registration statement or the related Prospectus or any document incorporated therein by reference or file any other required document, if necessary, so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

        The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

        Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsections (c)(ii) through (c)(iv) of this Section 2.3, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (f) of this Section 2.3, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in subsection (a) of this
Section 2.3, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by subsection (f) of this Section 2.3 or the Advice.

                2.4 Indemnification.

                (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, partners, members and other constituents, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, partners, members and other constituents and each person controlling each of the Holders for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders and stated to be specifically for use therein.

                (b) To the extent permitted by law, each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other stockholder and each of their officers, directors, partners, members and other constituents and each person controlling such other stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, other stockholders, directors, officers, partners, persons, underwriters, members and other constituents or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder.

                (c) Each party entitled to indemnification under this Section
2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                2.5 Information by the Holders. Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                2.6 "Market Stand-off" Agreement. Each of the Holders agrees, if requested by the Company and an underwriter of Registrable Securities (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Shares (or other securities) of the Company held by such Holder during a period of up to 180 days following the effective date of a registration statement of the Company filed under the Act. If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 2.6 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder and Holder shall cause such transference to be bound by such provisions.

                2.7 Termination. The registration rights set forth in this Agreement shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such and at such time as Holder could be sold in any one 90-day period pursuant to Rule 145 or Rule 144 under the Act.

        3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                "Act": The United States Securities Act of 1933, as amended.

                "Commission": The United States Securities and Exchange Commission or any other federal agency at the time administering the Act.

                "Company": As defined in the introductory paragraph of this Agreement.

                "Exchange Act": The United States Securities Exchange Act of 1934, as amended.

                "Holders": As defined in the introductory paragraph of this Agreement (each a "Holder").

                "Indemnified Party": As defined in Section 2.4(c).

                "Indemnifying Party": As defined in Section 2.4(c).

                "Person": A corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                "Prospectus": A part of a Registration.

                "Register," "Registered" and "Registration": A registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

                "Registrable Securities": (A) the Shares issued to the Investors pursuant to the Merger Agreement, (B) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referred to in clause (A).

                "Registration Expenses": All expenses incurred by the Company in compliance with Sections 2.1 hereof, including, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). Registration Expenses shall not include any Selling Expenses or other expenses of Holders applicable to such Registrable Securities.

                "Selling Expenses": All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel and accountants for each of the Holders, filing fees and any transfer or other taxes applicable to such Registrable Securities and any other expenses incurred by the Investors applicable to the sale of Registrable Securities.

                "Shares": The shares of Common Stock, par value $0.01 per share, of the Company.

        4. Amendments. This Agreement may not be amended without the prior written consent of all parties.

        5. Notices. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to a Holder, at the address of such Holder as it appears in the Company's current record of Stockholders or as shall have been furnished in writing to the Company, or (b) if addressed to the Company, at 2830 Barrett Avenue, P.O. Box 1240, Perris, California 92572, attention, Evan M. Gruber or to such other address as the Company shall have furnished to the Holders.

        6. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Holders may only assign this Agreement to members of their respective immediate family, or a trust or such other entity for the benefit of such family member, solely for estate planning purposes.

        7. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

        8. Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

        9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10. Complete Agreement. This Agreement contains the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

        11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without giving effect to conflicts of law principles thereof.

        12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

MODTECH HOLDINGS, INC.                      THE MODTECH STOCKHOLDERS:


By: ________________________________        ____________________________________
     Name:
     Title:                                 ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________


                                            THE SPI STOCKHOLDERS:

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                   SCHEDULE A

                        SCHEDULE OF MODTECH STOCKHOLDERS

Gerald B. Bashaw
Evan M. Gruber
Michael G. Rhodes
Robert W. Campbell
James D. Goldenetz
Charles C. McGettigan
Daniel Donahoe
Myron A. Wick, III
Jon D. Gruber
J. Patterson McBaine
Gruber & McBaine Capital Management
Platinum Partners, L.P.
Proactive Partners, L.P.

                                   SCHEDULE B

                          SCHEDULE OF SPI STOCKHOLDERS

Infrastructure and Environmental Private Equity Fund III, L.P.
Environmental & Information Technology Private Equity Fund III
Argentum Capital Partners II, L.P.
Patrick Van Den Bossche
NationsCredit Commercial Corporation
Ronald West
Capital Resources Growth, Inc.
Charles R. Gwirtsman & Nancy J. Reichman
Nancy J. Reichman
Nancy J. Reichman, Custodian for Daniel L. Gwirtsman
Nancy J. Reichman, Custodian for Andrew J. Gwirtsman
Mark M. King
Brenda K. King
MBK Children's Trust
Mark M. King Trust
Brenda K. King Trust
Bruce L. Rogers and Sally K. Rogers, Ten in Common
Sally K. Rogers Trust
Rogers Family Trust
Christopher J. Lane
Lee W. Dines
Mathers Associates
Skippack Partners
CRL, Inc.
Chuck Hamilton
The DGP Trust
The RRP Trust
Ron Procunier